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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:


      (i) Registration Statement (Form S-8, No. 333-100635) pertaining to the Psychiatric Solutions, Inc. 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel of Psychiatric Solutions, Inc.;

      (ii) Registration Statement (Form S-8, No. 333-94983) pertaining to the 1997 Equity Incentive Plan of PMR Corporation;

      (iii) Registration Statement (Form S-8, No. 333-38419) pertaining to the 1997 Equity Incentive Plan, 1995 Warrant Grant and the 1996 Stock Option Grants of PMR Corporation;

      (iv) Registration Statement (Form S-8, No. 333-118529) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan and the Amended and Restated Outside Directors' Non-Qualified Stock Option Plan;

      (v) Registration Statement (Form S-3, No. 333-127085) of Psychiatric Solutions, Inc.; and

      (vi) Registration Statement (Form S-8, No. 333-128047) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan;

of our report dated February 28, 2006, with respect to the consolidated financial statements of Psychiatric Solutions, Inc., our report dated February 28, 2006, with respect to Psychiatric Solutions, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Psychiatric Solutions, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

                              /s/ Ernst & Young LLP

February 28, 2006
Nashville, Tennessee